Exhibit 10.1

SIXTEENTH AMENDING AGREEMENT

THIS AGREEMENT is made as of August 13th, 2008,

BETWEEN:

MAGNA ENTERTAINMENT CORP.

as Borrower (the “Borrower”)

- and -

THE GUARANTORS SET FORTH

ON THE SIGNATURE PAGES HEREOF

as Guarantors (collectively, the “Guarantors”)

- and -

BANK OF MONTREAL, ACTING THROUGH ITS

CHICAGO LENDING OFFICE

as Lender (the “Lender”)

- and -

BANK OF MONTREAL, ACTING THROUGH ITS

CHICAGO LENDING OFFICE

as Agent (the “Agent”)

RECITALS:

A.                                   The Lender has made a certain credit facility available to the Borrower in accordance with the terms and conditions set out in an amended and restated credit agreement (the “Loan Agreement”) dated as of July 22, 2005, between the Borrower, the Guarantors, the Lender, the Agent and BMO Nesbitt Burns Inc., a Division of Bank of Montreal, as arranger, and as amended from time to time.

B.                                     The Borrower, the Lender and the Agent have agreed to further amend the Loan Agreement by extending the Maturity Date and making certain other changes in connection with a possible MID Reorganization (as defined below) on the terms and conditions set out herein.

C.                                     The Guarantors have agreed to confirm the guarantees and security granted by them in connection with the Loan Agreement.

D.                                    Article 7 of the Loan Agreement sets out certain affirmative and negative obligations which the Borrower has covenanted to be bound by and has agreed to follow unless the Agent, on behalf of the Lender, waives in writing.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.                                                                                      Interpretation

Capitalized terms not defined in this Sixteenth Amending Agreement have the meaning given to such terms in the Loan Agreement.

2.                                                                                      Loan Agreement Amendments

The parties hereto agree to amend the Loan Agreement by:

a)              Adding a new definition in Section 1.1 as follows: “Bridge Loan Agreement means  the US$110,000,000 credit agreement  dated as of September 12, 2007 amongst the Borrower, as borrower, MID Islandi SF, as lender and certain other parties listed therein, as such agreement has been amended on the date hereof and as may be amended from time to time;”

b)             adding a new definition in Section 1.1 as follows: “MID Reorganization means any reorganization transaction, including, without limitation,  a plan of arrangement, purchase, consolidation, liquidation, merger or amalgamation, under which,  MI Developments Inc. transfers, consolidates or liquidates any part of its ownership interest in the Borrower which results in MI Developments Inc. being the beneficial holder, directly or indirectly, of less than 51% of the votes attaching to all Voting Interests of the Borrower.”

c)              deleting the definition of “Termination Date” in section 1.1.120 and replacing it with the following new definition of Termination Date:

“Termination Date means September 15th, 2008, or such earlier date as the entire balance of the Loans under the Credit Facility may become due hereunder, whether by acceleration or otherwise; or, in each case, such later date to which the Credit Facility has been extended pursuant to section 2.5. For greater certainty, the Lender and the Borrower agree that  if the maturity date under the Bridge Loan Agreement is amended such that it occurs prior to  September 15th, 2008 for any reason (other than an Event of Default thereunder), the Termination Date hereunder will be deemed to be  such date that is 14 days prior to such amended maturity date under the Bridge Loan Agreement.”

d)             adding  a new paragraph 2.3.4 (Repayment under Credit Facility) as follows:

“2.3.4   The Borrower shall, within two (2) Business Days of any MID Reorganization  prepay (by payment to the Agent for the account of the Lenders) 100% of  the Obligations outstanding under the Credit Facility (a “Reorganization Prepayment”).   The net cash proceeds from any  Reorganization Prepayment shall not be applied to any L/C Loans or, at the Borrower’s option, Libor Loans, until the Maturity Date applicable thereto and, until such application, the proceeds allocated for such purpose shall be held by the Agent for the account of the Lenders and invested on behalf of the Borrower in an interest-bearing investment (or investments) as security for the repayment of future indebtedness of the Borrower under such L/C Loan or Libor Loan, with interest earned thereon, if any, to be paid to the Borrower on repayment of such Loans.  The amount of such application so made in respect of a Reorganization Prepayment shall be permanent and irrevocable and each Lender’s Commitment shall be reduced rateably;”

e)              adding a new section 9.1.13 (Events of Default) as follows:

“ 9.1.13  a MID Reorganization occurs without a corresponding payment in full of 100% of the Obligations outstanding under the Credit Facility in accordance with section 2.3.4;

f)                deleting the “or” immediately after section 9.1.12 and re-inserting it after the new section 9.1.13 and re-numbering the existing section 9.1.13 as section 9.1.14.

3.                                                                                      Conditions Precedent to Loan Agreement Amendments

The obligation of the Lender to agree to the amendment herein, and to make available any further advances, is subject to fulfillment of the following conditions precedent on the date hereof:

(a)          the representations and warranties of the Borrower set out in section 6.1 of the Loan Agreement are true and correct on the date hereof provided if any such representation and warranty is specifically given as of any particular date or particular period of time, then such representation and warranty shall continue to be given as at such date or such period of time;

(b)         no Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the amendment herein;

(c)          no Material Adverse Change since December 31st, 2007 shall have occurred;

(d)         payment in full of all reasonable invoiced fees, including for greater certainty, an upfront fee of US$400,000 and all reimbursable out-of-pocket expenses payable by the Borrower on or prior to the date hereof including payment of all reasonable fees, disbursements and out-of-pocket expenses of counsel to the Agent and the Lenders; and

(e)          such other documentation or information as the Lender shall have reasonably requested.

4.                                                                                     Loan Agreement

Save as expressly amended by this Sixteenth Amending Agreement, all other terms and conditions of the Loan Agreement and each of the Loan Documents remain in full force and effect, unamended, and this Sixteenth Amending Agreement constitutes a Loan Document for the purposes of the Loan Agreement.

5.                                                                                     Confirmation of Guarantee and Security

Each of the Guarantors acknowledges and confirms that (i) the guarantee granted by it pursuant to Article 10 of the Loan Agreement constitutes a continuing guarantee of, among other things, all present and future obligations of the Borrower to the Lender under the Loan Agreement and shall remain in full force and effect; and  (ii) each of the other Loan Documents executed by it shall remain in full force and effect.  In addition, (i) MEC Land Holdings (California) Inc. acknowledges and confirms that the Golden Gate Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect, and (ii) The Santa Anita Companies, Inc. acknowledges and confirms that the Santa Anita Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect.

6.                                                                                     Counterparts

This Sixteenth Amending Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Sixteenth Amending Agreement has been executed by the parties hereto as of the date first written above.

[signature page to follow]

MAGNA ENTERTAINMENT CORP., as Borrower

By:	/s/ JAMES BROMBY
Name: James T. Bromby
Title: Senior Vice-President, Operations

By:	/s/ MARY LYN SEYMOUR
Name: Mary Lyn Seymour
Title: Vice-President and Controller

PACIFIC RACING ASSOCIATION, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	/s/ JAMES BROMBY
Name: James T. Bromby
Title: Senior Vice-President, Operations

By:	/s/ MARY LYN SEYMOUR
Name: Mary Lyn Seymour
Title: Vice-President and Controller

MEC LAND HOLDINGS (CALIFORNIA) INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	/s/ JAMES BROMBY

Name: James T. Bromby
Title: Senior Vice-President, Operations

By:	/s/ MARY LYN SEYMOUR
Name: Mary Lyn Seymour
Title: Vice-President and Controller

THE SANTA ANITA COMPANIES, INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	/s/ JAMES T. BROMBY
Name: James T. Bromby
Title: Senior Vice-President, Operations

By:	/s/ MARY LYN SEYMOUR
Name: Mary Lyn Seymour
Title: Vice-President and Controller

LOS ANGELES TURF CLUB, INCORPORATED, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	/s/ JAMES T. BROMBY
Name: James T. Bromby
Title: Senior Vice-President, Operations

By:	/s/ MARY LYN SEYMOUR
Name: Mary Lyn Seymour
Title: Vice-President and Controller

BANK OF MONTREAL, acting through its Chicago lending office, as Lender

By:	/s/ KRISTINA H. BURDEN

BANK OF MONTREAL, acting through its Chicago lending office, as Agent

By:	/s/ KRISTINA H. BURDEN
Name: Kristina H. Burden
Title: Vice-President